Exhibit 99.1

Organovo Appoints Dr. Kirk Malloy to Board of Directors

SAN DIEGO, Dec. 8, 2014 /PRNewswire/ — Organovo Holdings, Inc. (NYSE MKT: ONVO) (“Organovo”), a three-dimensional biology company focused on delivering breakthrough 3D bioprinting technology, announced today Kirk D. Malloy, Ph.D. has been appointed to the Company’s Board of Directors. Dr. Malloy has held management and executive leadership positions in rapidly growing life science and diagnostics companies for 18 years. He is currently Senior Vice President and General Manager of Life Sciences at Illumina, a leading developer and supplier of genetic analysis instrumentation, assays and software for the life science and diagnostics markets.

“Organovo’s 3D bioprinting technology has broad applications in disease research and drug discovery. We welcome Dr. Malloy’s experience in advancing industry-changing technology platforms and building commercial growth in the life science markets,” said Organovo Chief Executive Officer Keith Murphy.

“Organovo has a strong foundation with their unmatched commercial 3D bioprinting technology and numerous industry and research collaborations. I look forward to helping the team further their collaborations and develop new opportunities for the life science markets as Organovo proceeds to create a range of tissue and disease models for medical research, drug testing and therapeutic applications,” said Dr. Malloy.

At Illumina, Dr. Malloy oversees the company’s core platform technologies and the core life sciences markets they enable. He joined Illumina in 2002 and has served as Vice President of Customer Solutions and Vice President of Quality, building and leading the commercial support organization and a robust service business for all of Illumina’s markets. Prior to joining Illumina, Dr. Malloy built and managed training, support and validation services at Biosite Inc., a leading provider of rapid diagnostics products, where he helped build the point of care cardiovascular diagnostics test market. Before Biosite, Dr. Malloy held several commercial management positions at QIAGEN, Inc., a provider of molecular biology reagents and for the life sciences, veterinary, diagnostics, and applied markets. Before joining industry, Dr. Malloy spent several years as an academic scientist teaching and conducting research.

Dr. Malloy earned his B.S. in biology from the University of Miami and his M.S. and Ph.D. from the University of Delaware and held post-doctoral positions at Boston University and Northeastern University. He completed a certification for Corporate Directors at UCLA Anderson School of Management.

About Organovo Holdings, Inc.

Organovo designs and creates functional, three-dimensional human tissues for use in medical research and therapeutic applications. The Company develops 3D human disease models through internal development and in collaboration with pharmaceutical and academic partners. Organovo’s 3D human tissues have the potential to accelerate the drug discovery process, enabling treatments to be developed faster and at lower cost. The company recently launched its initial product of the planned exVive3DTM portfolio offering, a 3D Human Liver Tissue for use in Toxicology and other preclinical drug testing. Additional products, including a 3D Kidney Model, are in development with anticipated release for use in the latter half of calendar year 2016. The company also actively conducts early research on specific tissues for therapeutic use in direct surgical applications. In addition to numerous scientific publications, the Company’s technology has been featured in The Wall Street Journal, Time Magazine, The Economist, and numerous others. Organovo is changing the shape of medical research and practice. Learn more at www.organovo.com.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology; the market acceptance of the Company’s products; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including our annual report on Form 10-K filed with the SEC on June 10, 2014 and its report on Form 10-Q filed with the SEC on November 7, 2014, as well as our other filings with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

SOURCE Organovo Holdings, Inc.

Investor Contact, Barry Michaels, Chief Financial Officer, 858-224-1000, ext. 3, IR@organovo.com; or Gerry Amato, Amato and Partners, LLC, Investor Relations, gerald@amatoandpartners.com; Media Contact, Mike Renard, EVP, Commercial Operations, 858-224-1006, mrenard@organovo.com